UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2026 (June 18, 2026)

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
3.125% Notes Due 2032	KO32	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
3.375% Notes Due 2037	KO37	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
3.500% Notes Due 2044	KO44	New York Stock Exchange
3.750% Notes Due 2053	KO53	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, The Coca-Cola Company (the “Company”) announced that Jennifer Mann, Executive Vice President and President, North America Operating Unit, will be departing the Company. Effective July 31, 2026, Ms. Mann will step down from her current positions. Beginning on August 1, 2026, she will continue with the Company as a senior advisor until April 30, 2027. Effective August 1, 2026, John Murphy, President and Chief Financial Officer, will assume responsibility for the North America Operating Unit on an interim basis.

On June 25, 2026, the Company and Ms. Mann entered into a Separation Agreement detailing the terms of her departure. The Separation Agreement provides that Ms. Mann will receive severance benefits under the terms of The Coca-Cola Company Severance Pay Plan. With respect to annual incentives, if Ms. Mann remains employed through December 31, 2026, she will be eligible for an annual incentive award for 2026. She will not be eligible for an annual incentive award for 2027. With respect to long-term incentives, Ms. Mann will not receive any additional equity grants and all of Ms. Mann’s outstanding performance share unit awards and stock option awards will be treated according to the existing terms of the equity plans and related agreements. Ms. Mann’s retirement benefits will consist of those benefits accrued and vested under the standard terms and conditions of the plans in which she participates. The foregoing description is qualified in its entirety by the Separation Agreement for Ms. Mann, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing these changes is furnished to this report as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Separation Agreement and Full and Complete Release and Agreement on Trade Secrets and Confidentiality between The Coca-Cola Company and Jennifer Mann, dated June 25, 2026.
Exhibit 99.1	Press Release of The Coca-Cola Company, dated June 25, 2026.
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: June 25, 2026	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Executive Vice President and Global General Counsel